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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported): JUNE 5, 1998



                             ROSE INTERNATIONAL LTD.
             (Exact name of registrant as specified in its charter)



       DELAWARE                         0-28720                  73-1479833
(State or other jurisdiction     (Commission File Number)      (IRS Employer
    of incorporation)                                        Identification No.)


             7633 EAST 63RD PLACE, SUITE 220, TULSA, OKLAHOMA 74133
                    (Address of principal executive offices)

Registrant's telephone number, including area code (918) 461-1667
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                             ROSE INTERNATIONAL LTD.

                                    FORM 8-K

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On June 5, 1998, Rose International Ltd. ("Rose") purchased 82.01% of the outstanding stock of The Accord Group, Inc. ("Accord"). Accord is primarily engaged in securities arbitration resolutions. Through its wholly-owned subsidiary, Securities Resolution Advisors, Inc., ("SRA") with offices in Port Washington, New York, the Company advises customers of their rights and appropriate courses of actions in regard to claims against brokers and brokerage firms. If there is a legitimate claim, SRA can and will prepare all necessary documentation to file for arbitration with the National Association of Securities Dealers ("NASD"). The purchase price was based upon the Company's belief that its asset value was approximately $700,000 compared to Accord's $815,000 asset value.

         The selling shareholders were Richard Singer, II, J. Zhanna Davidov and Robert Bertsch. The aggregate purchase price was 8,000,000 shares of the Company's common stock.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)   FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

                  The required financial statements of the acquired business have not been completed at this time. Such statements will be filed on an amended 8-K no later than 60 days from August 19, 1998.

         (b)   PRO FORMA FINANCIAL INFORMATION

                  Compilation of the required pro forma financial information relating to the Company and to the acquired business cannot be completed at this time. Such statements will be filed on Form 8 no later than sixty (60) days from August 19, 1998.

         (c)   EXHIBITS

                  (1)      Stock Purchase Agreement


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                            ROSE INTERNATIONAL LTD.



                                            By: /s/ Richard Singer, II
                                                Richard Singer, II, President




Date: June 17, 1998